UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

ARGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31756	13-1947195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
There were three (3) matters submitted to a vote of securities holders at the Argan, Inc. (“Argan”) Annual Meeting of Stockholders, which was held on June 21, 2011. Following are the three (3) proposals:
(1) To elect eight (8) directors to the Board of Directors of Argan to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation, death or removal.
The results of the voting were as follows:

	VOTES	VOTES	BROKER
NAME OF DIRECTOR	FOR	WITHHELD	NON-VOTES
Rainer H. Bosselmann	9,007,469	49,323	1,240,063
Henry A. Crumpton	8,984,182	72,610	1,240,063
Cynthia A. Flanders	8,984,352	72,440	1,240,063
DeSoto S. Jordan	8,544,654	512,138	1,240,063
William F. Leimkuhler	8,892,685	164,107	1,240,063
Daniel A. Levinson	8,983,691	73,101	1,240,063
W.G. Champion Mitchell	8,976,411	80,381	1,240,063
James W. Quinn	8,846,703	210,089	1,240,063
(2) To approve the Argan, Inc. 2011 Stock Plan (the “Plan”) and the allocation of 500,000 shares of Argan’s common stock reserved for issuance under the Plan.
The results of the voting were as follows:

VOTES FOR	8,120,127
VOTES AGAINST	918,895
ABSTAINED	17,770
BROKER NON-VOTES	1,240,063
(3) To ratify the appointment of Grant Thornton LLP as independent registered public accountants for Argan for the fiscal year ending January 31, 2012.
The results of the voting were as follows:

VOTES FOR	10,189,390
VOTES AGAINST	2,936
ABSTAINED	104,529
BROKER NON-VOTES	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.
Date: June 22, 2011	By:	/s/ Arthur Trudel
Arthur Trudel
Senior Vice President and Chief Financial Officer